Exhibit 99.1
Silvaco Reports Second Quarter 2026 Financial Results

-- Profitability: Delivered better-than-expected operating results driven by continued tight management of operating expenses--
-- Partnerships: Announced new strategic partnerships with NVIDIA and Dassault Systemes SIMULIA, and deepened relationship with Micron Technologies with a $10 million convertible note, to accelerate Fab Technology Co-Optimization (FTCOTM) adoption globally –

-- AI Acceleration: Introducing Agentic AI offerings with engagements with key strategic customers expected by yearend –

SANTA CLARA, Calif. – August 6, 2026 -- Silvaco Group, Inc. (Nasdaq: SVCO) (“Silvaco” or the “Company”), a provider of TCAD, EDA software, and SIP solutions that enable innovative semiconductor design and digital twin modeling through AI software and innovation, today announced its second quarter 2026 results.

“Silvaco made solid progress on its strategic transformation in Q2,” said Walden Rhines, Silvaco’s Chief Executive Officer. “We launched new partnerships with industry leaders, Nvidia and Dassault Systemes. We deepened our relationship with Micron Technologies. We won another FTCO customer and expanded our AI offerings to include Agentic solutions. We delivered on our commitment to drive to non-GAAP profitability in Q2 and saw record pipeline growth and revenue in IP. Looking forward, we expect more FTCO wins, more AI offerings, and more progress on profitable growth. These developments, coupled with our strengthening pipeline, give us confidence in expecting record revenue in Q4 and double-digit revenue growth again in 2027.”

Chris Zegarelli, Silvaco’s Chief Financial Officer, added, “Silvaco’s record IP revenue in the quarter, combined with reduced spending, enabled us to deliver non-GAAP operating profitability in Q2 for the first time in almost two years. We also recently took steps to strengthen the balance sheet, including closing a $10 million investment from Micron Technologies. We are excited about our momentum and strengthening fundamentals and look forward to building on them in the quarters ahead.”

Micron Technologies’ investment in Silvaco is part of an expanded relationship between the two companies. At the core of this collaboration is Silvaco’s FTCO platform, an AI-powered solution to create real-time Surrogate Models empowered by multiphysics-based simulations. These surrogate models abstract the complexity of full physics-based simulations and deliver real-time predictive insights.

“Real-time, AI-driven modeling is becoming a strategic advantage in advanced memory development, enabling our engineers to make faster, better-informed process decisions,” said Gurtej Sandhu, Principal Fellow & CVP, Micron Technologies. “Silvaco’s FTCO platform has been instrumental in helping us achieve that, and we look forward to continuing to push the boundaries of what’s possible in next generation memory development.”

Second Quarter 2026 and Recent Business Highlights

•Secured new AI FTCO customer in Q2’26 and working to close new AI FTCO wins in
2H’26.

•IP bookings up 81% sequentially and 70% year-on-year to $5.4 million. IP revenue up 48% sequentially and 238% year-on-year to $6.0 million. IP strength driven by foundational IP and Mixel offerings.
•Drove record pipeline creation during the quarter, with $64M in new opportunities added. Identified pipeline opportunities grew to over $292M by quarter end.
•Announced partnership with NVIDIA to accelerate next-generation digital twins for semiconductor design and manufacturing. The partnership combines GPU-accelerated computing, physics-based simulation, and AI to enable digital twins.
•Launched partnership with Dassault Systemes SIMULIA to develop interoperable digital twin workflows that help semiconductor manufacturers achieve first-time-right process development, accelerate yield ramps, and make better manufacturing decisions before committing costly fab resources.

Second Quarter 2026 Financial Results

GAAP Financial Results:

•Revenue of $17.8 million, up 48% year-over-year.
◦TCAD revenue of $7.9 million, up 16% year-over-year.
◦EDA revenue of $3.9 million, up 14% year-over-year.
◦SIP revenue of $6.0 million, up 238% year-over-year.
•GAAP gross margin of 85%, up 1423 basis points year-over-year.
•GAAP operating loss of $4.0 million, compared to $10.1 million operating loss in Q2 2025.
•GAAP net loss of $3.7 million, compared to $9.4 million net loss in Q2 2025.
•GAAP basic and diluted net loss per share of $0.11, compared to basic and diluted net loss per share of $0.32 in Q2 2025.
•As of quarter-end, cash and cash equivalents totaled $13.0 million.

Key Operating Indicators and Non-GAAP Financial Results:

•Gross bookings were $16.2 million, up 25% year-over-year.
•Non-GAAP gross margin of 87%, up 1246 basis points year-over-year.
•Non-GAAP operating income of $0.6 million, compared to $6.0 million operating loss in Q2 2025.
•Non-GAAP net income of $0.3 million, compared to $5.8 million net loss in Q2 2025.
•Non-GAAP basic and diluted net income per share of $0.01, compared to basic and diluted net loss per share of $0.20 in Q2 2025.

For a discussion of the non-GAAP metrics presented in this press release, as well as a reconciliation of non-GAAP metrics to the nearest comparable GAAP metric, see “Discussion of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliation” in the accompanying tables below.

Supplementary materials to this press release, including second quarter 2026 financial results, can be found at https://investors.silvaco.com/financial-information/quarterly-results.

Third Quarter Financial Outlook

As of August 6, 2026, Silvaco is providing guidance for its third quarter of 2026, which represents Silvaco’s current estimates of its operations and financial results. The financial information below represents forward-looking financial information and in some instances forward-looking, non-GAAP financial information, including estimates of Bookings, non-GAAP gross margin and non-GAAP operating expenses. GAAP gross margin is the most comparable GAAP measure to non-GAAP gross margin and GAAP operating expenses are the most comparable GAAP measures to non-GAAP operating expenses. Non-GAAP gross margin differs from GAAP gross margin in that it excludes items such as stock-based compensation expense, acquisition related costs and restructuring, executive severance and other related costs. Non-GAAP operating expenses differ from GAAP operating expenses in that they exclude items such as acquisition related costs, stock-based compensation expense, amortization of acquired intangible assets, and restructuring, executive severance and other related costs. Silvaco is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Silvaco has not provided guidance for GAAP gross margin or GAAP operating expenses or a reconciliation of the forward-looking non-GAAP gross margin or non-GAAP operating expenses to GAAP gross margin or GAAP operating expenses, respectively. However, it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods.

Based on current business trends and conditions, the Company expects for third quarter 2026 the following:

•Bookings of $18.0 million +/- 10%.
•Revenue of $17.0 million +/- 10%.
•Non-GAAP gross margin of around 88%.
•Non-GAAP operating expenses of $14.5 million +/- 5%.

Second Quarter 2026 Conference Call Details

A press release highlighting the Company's results along with supplemental financial results will be available at https://investors.silvaco.com/. An archived replay of the conference call will be available on this website for a limited time after the call. Participants who want to join the call and ask a question may register for the call here to receive the dial-in numbers and unique PIN.

Date: Thursday, August 6, 2026
Time: 5:00 p.m. Eastern time
Webcast: Here (live and replay)

About Silvaco

Silvaco is a provider of TCAD, EDA software, and SIP solutions that enable semiconductor design and digital twin modeling through AI software and innovation. Silvaco’s solutions are used for semiconductor and photonics processes, devices, and systems development across display, power devices, automotive, memory, high performance compute, foundries, photonics, internet of things, and 5G/6G mobile markets for complex SoC design. Silvaco is headquartered in Santa Clara, California, and has a global presence with offices located in North America, Europe, Egypt, Brazil, China, Japan, Korea, Singapore, Vietnam, and Taiwan.

Safe Harbor Statement

This press release contains forward-looking statements based on Silvaco's current expectations. The words “believe”, “estimate”, “expect”, “intend”, “anticipate”, “plan”, “project”, “will”, and similar phrases as they relate to Silvaco are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silvaco and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations.

These forward-looking statements include but are not limited to, statements regarding our future operating results, financial position, and guidance, our business strategy and plans, our objectives for future operations, our development or delivery of new or enhanced products, and anticipated results of those products for our customers, our competitive positioning, projected costs, technological capabilities, and plans, and macroeconomic trends.

A variety of risks and factors that are beyond our control could cause actual results to differ materially from those in the forward-looking statements including, without limitation, the following: (a) market conditions; (b) anticipated trends, challenges and growth in our business and the markets in which we operate; (c) our ability to appropriately respond to changing technologies on a timely and cost-effective basis; (d) the size and growth potential of the markets for our software solutions, and our ability to serve those markets; (e) our expectations regarding competition in our existing and new markets; (f) the level of demand in our customers’ end markets; (g) regulatory developments in the United States and foreign countries; (h) changes in trade policies, including the imposition of tariffs; (i) proposed new software solutions, services or developments; (j) our ability to attract and retain key management personnel; (k) our customer relationships and our ability to retain and expand our customer relationships; (l) our ability to diversify our customer base and develop relationships in new markets; (m) the strategies, prospects, plans, expectations, and objectives of management for future operations; (n) public health crises, pandemics, and epidemics and their effects on our business and our customers’ businesses; (o) the impact of the current conflicts between Ukraine and Russia, Israel and Hamas, and the United States and Israel on the one hand and Iran and other regional adversaries on the other, and the ongoing trade disputes among the United States and China on our business, financial condition or prospects, including extreme volatility in the global capital markets making debt or equity financing more difficult to obtain, more costly or more dilutive, delays and disruptions of the global supply chains and the business activities of our suppliers, distributors, customers and other business partners; (p) changes in general economic or business conditions or economic or demographic trends in the United States and foreign countries including changes in tariffs, interest rates and inflation; (q) our ability to raise additional capital; (r) our ability to accurately forecast demand for our software solutions; (s) our ability to successfully retain key personnel, integrate and realize the benefits of acquisitions; (t) our expectations regarding the period during which we qualify as an emerging growth company under the JOBS Act and as a smaller reporting company under the Exchange Act; (u) our expectations regarding our ability to obtain, maintain, protect and enforce intellectual property protection for our technology; and (v) our status as a controlled company.

It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. Accordingly, you should not rely on any of the forward-looking statements. Additional information relating to the uncertainty affecting Silvaco’s business is contained in Silvaco’s filings with the Securities and Exchange Commission. These documents are available on the SEC Filings section of the Investor Relations section of Silvaco’s website at http://investors.silvaco.com/. These forward-looking statements represent Silvaco’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Silvaco disclaims any obligation to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Discussion of Non-GAAP Financial Measures and Other Key Business Metrics

We use certain non-GAAP financial measures and key business metrics to supplement the performance measures in our consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP financial measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP basic and diluted net income (loss)

per share. Key business metrics include bookings. We use these non-GAAP financial measures and key business metrics for financial and operational decision-making and as a means to assist us in evaluating period-to-period comparisons.

We define non-GAAP gross profit as our GAAP gross profit adjusted to exclude certain costs, including stock-based compensation expense, acquisition related costs, and restructuring, executive severance and other related costs. We define non-GAAP gross margin as the ratio of non-GAAP gross profit to revenue. We define non-GAAP operating income (loss), as our GAAP operating income (loss) adjusted to exclude certain costs, including acquisition related costs, stock-based compensation expense, amortization of acquired intangible assets, and restructuring, executive severance and other related costs. We define non-GAAP net income (loss) as our GAAP net income (loss) adjusted to exclude certain costs, including acquisition related costs, stock-based compensation expense, amortization of acquired intangible assets, restructuring, executive severance and other related costs, and the income tax effect on non-GAAP items. Our non-GAAP basic and diluted net income (loss) per share is calculated in the same way as our non-GAAP net income (loss), but on a per share basis. We monitor non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP basic and diluted net income (loss) per share as non-GAAP financial measures to supplement the financial information we present in accordance with GAAP to provide investors with additional information regarding our financial results.

Certain items are excluded from our non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP basic and diluted net income (loss) per share because these items are non-cash in nature or are not indicative of our core operating performance and render comparisons with prior periods and competitors less meaningful. We adjust GAAP gross profit, GAAP gross margin, GAAP operating income (loss), GAAP net income (loss), and GAAP basic and diluted net income (loss) per share for these items to arrive at non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP basic and diluted net income (loss) per share because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structure and the method by which the assets were acquired. By excluding certain items that may not be indicative of our recurring core operating results, we believe that non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP basic and diluted net income (loss) per share provide meaningful supplemental information regarding our performance.

We believe these non-GAAP financial measures are useful to investors and others because they allow for additional information with respect to financial measures used by management in its financial and operational decision-making and they may be used by our institutional investors and the analyst community to help them analyze our financial performance and the health of our business. However, there are a number of limitations related to the use of non-GAAP financial measures, and these non-GAAP measures should be considered in addition to, not as a substitute for or in isolation from, our financial results prepared in accordance with GAAP. Other companies, including companies in our industry, may calculate these non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures.

We define a booking as a signed contract and related purchase commitment from a customer, based on the value set forth in a purchase order. We believe bookings are a useful metric to measure whether we are successful in our sales efforts with new and existing customers and provide an indication of trends in our operating results that are not necessarily reflected in our revenue. Reported bookings may be subject to adjustments and potential cancellations prior to the satisfaction of our customer obligations.

SILVACO GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands except share and par value amounts)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$13,000	$9,008
Accounts receivable, net	11,622	9,710
Short-term marketable securities	—	1,018
Contract assets, net	13,871	13,362
Prepaid expenses and other current assets	4,831	4,728
Restricted cash	—	8,250
Total current assets	43,324	46,076
Non-current assets:
Property and equipment, net	1,272	1,525
Operating lease right-of-use assets, net	1,765	3,114
Intangible assets, net	23,784	26,027
Goodwill	30,070	30,070
Non-current portion of contract assets, net	13,717	14,272
Other assets	1,352	1,558
Total non-current assets	71,960	76,566
Total assets	$115,284	$122,642
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,588	$3,483
Accrued expenses and other current liabilities	10,249	19,397
Accrued income taxes	990	2,486
Operating lease liabilities, current	979	1,121
Deferred revenue, current	8,056	10,751
Vendor financing obligation, current	2,305	1,165
Total current liabilities	25,167	38,403
Non-current liabilities:
Deferred revenue, non-current	4,694	5,157
Operating lease liabilities, non-current	770	1,961
Vendor financing obligation, non-current	1,018	2,038
Other non-current liabilities	—	94
Total liabilities	31,649	47,653
Stockholders' equity:
Common stock	3	3
Additional paid-in capital	164,641	146,136
Accumulated deficit	(78,755)	(69,218)
Accumulated other comprehensive loss	(2,254)	(1,932)
Total stockholders' equity	83,635	74,989
Total liabilities and stockholders' equity	$115,284	$122,642

SILVACO GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue:
Software license revenue	$11,821	$7,217	$23,430	$17,226
Maintenance and service	5,985	4,831	12,131	8,914
Total revenue	17,806	12,048	35,561	26,140
Cost of revenue	2,644	3,504	5,061	6,520
Gross profit	15,162	8,544	30,500	19,620
Operating expenses:
Research and development	8,811	5,907	17,970	10,707
Selling and marketing	3,866	4,714	8,688	9,433
General and administrative	6,484	8,066	13,498	16,186
Litigation settlement	—	—	—	13,069
Total operating expenses	19,161	18,687	40,156	49,395
Operating loss	(3,999)	(10,143)	(9,656)	(29,775)
Interest income	29	651	76	1,514
Interest and other expense, net	(380)	(443)	(494)	(734)
Loss before income tax benefit	(4,350)	(9,935)	(10,074)	(28,995)
Income tax benefit	(673)	(526)	(537)	(313)
Net loss	$(3,677)	$(9,409)	$(9,537)	$(28,682)
Net loss per share attributable to common stockholders:
Basic	$(0.11)	$(0.32)	$(0.30)	$(0.99)
Diluted	$(0.11)	$(0.32)	$(0.30)	$(0.99)
Weighted average shares used in computing per share amounts:
Basic	33,017,435	29,312,982	32,196,234	29,005,331
Diluted	33,017,435	29,312,982	32,196,234	29,005,331

SILVACO GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(9,537)	$(28,682)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,475	1,146
Stock-based compensation expense	5,831	4,397
Provision for estimated credit losses	154	116
Accretion of discount on marketable securities, net	18	(462)
Litigation settlement	—	13,069
Change in fair value of contingent consideration	187	52
Changes in operating assets and liabilities:
Accounts receivable	(1,895)	97
Contract assets	(449)	4,832
Prepaid expenses and other current assets	(314)	(1,073)
Other assets	204	32
Accounts payable	(896)	(1,576)
Accrued expenses and other current liabilities	(6,780)	(16,586)
Related party funding of litigation apportionment agreement	—	6,000
Accrued income taxes	(1,492)	(714)
Deferred revenue	(2,917)	2,719
Other non-current liabilities	(1,113)	20
Net cash used in operating activities	(16,524)	(16,613)
Cash flows from investing activities:
Sales of marketable securities	—	10,345
Maturities of marketable securities	1,000	32,000
Acquisition of businesses	—	(14,306)
Purchases of property and equipment	(14)	(222)
Net cash provided by investing activities	986	27,817
Cash flows from financing activities:
Net proceeds from issuance of common stock	12,193	361
Payments of equity issuance costs	(606)	—
Payment of payroll taxes related to shares withheld from employees	(287)	(586)
Payments of contingent consideration	(43)	(46)
Payments of vendor financing obligation	—	(1,328)
Net cash provided by (used in) financing activities	11,257	(1,599)
Effect of exchange rate fluctuations on cash and cash equivalents	23	421
Net (decrease) increase in cash and cash equivalents	(4,258)	10,026
Cash, cash equivalents, and restricted cash, beginning of period	17,258	19,606
Cash, cash equivalents, and restricted cash, end of period	$13,000	$29,632

SILVACO GROUP, INC.
REVENUE
(Unaudited)
	2025					2026
	Q1	Q2	Q3	Q4	Year	Q1	Q2
Revenue by Region:
Americas	20%	36%	55%	35%	38%	44%	46%
APAC	66%	57%	40%	57%	54%	48%	44%
EMEA	14%	7%	5%	8%	8%	8%	10%
Total revenue	100%	100%	100%	100%	100%	100%	100%

Revenue by Product Line:
TCAD	56%	56%	35%	48%	48%	54%	45%
EDA	36%	29%	56%	24%	37%	23%	22%
SIP	8%	15%	9%	28%	15%	23%	33%
Total revenue	100%	100%	100%	100%	100%	100%	100%

Revenue Item Category:
Software license revenue	71%	60%	74%	65%	68%	65%	66%
Maintenance and service	29%	40%	26%	35%	32%	35%	34%
Total revenue	100%	100%	100%	100%	100%	100%	100%

Revenue by Country:
United States	20%	30%	55%	34%	37%	44%	48%
China	14%	28%	16%	22%	20%	15%	21%
Other	66%	42%	29%	44%	43%	41%	31%
Total revenue	100%	100%	100%	100%	100%	100%	100%

SILVACO GROUP, INC.
GAAP to Non-GAAP Reconciliation
(Unaudited, in thousands except per share amounts)
	Three Months Ended		Six Months Ended
	6/30/2026	6/30/2025	6/30/2026	6/30/2025

GAAP Gross profit	$15,162	$8,544	$30,500	$19,620
Add: Stock-based compensation expense	301	359	515	558
Add: Acquisition related costs	—	59	—	67
Add: Restructuring, executive severance and other related costs	—	—	63	—
Non-GAAP Gross profit	$15,463	$8,962	$31,078	$20,245
GAAP Gross Margin	85%	71%	86%	75%
Non-GAAP Gross Margin	87%	74%	87%	77%
GAAP Operating loss	$(3,999)	$(10,143)	$(9,656)	$(29,775)
Add: Stock-based compensation expense	2,385	2,061	4,759	4,330
Add: Acquisition related costs	27	1,740	268	16,238
Add: Restructuring, executive severance and other related costs	1,370	—	3,073	—
Add: Amortization of acquired intangible assets	852	373	1,720	486
Non-GAAP Operating (loss) income	$635	$(5,969)	$164	$(8,721)
GAAP Net loss	$(3,677)	$(9,409)	$(9,537)	$(28,682)
Add: Stock-based compensation expense	2,385	2,061	4,759	4,330
Add: Acquisition related costs	135	1,763	476	16,296
Add: Restructuring, executive severance and other related costs	1,370	—	3,073	—
Add: Amortization of acquired intangible assets	852	373	1,720	486
Less: Income tax effect of non-GAAP adjustment	(750)	(573)	(750)	(578)
Non-GAAP Net (loss) income	$315	$(5,785)	$(259)	$(8,148)
GAAP Net loss per share:
Basic	$(0.11)	$(0.32)	$(0.30)	$(0.99)
Diluted	$(0.11)	$(0.32)	$(0.30)	$(0.99)
Non-GAAP Net (loss) income per share:
Basic	$0.01	$(0.20)	$(0.01)	$(0.28)
Diluted	$0.01	$(0.20)	$(0.01)	$(0.28)
Weighted average shares used in GAAP net loss per share:
Basic and diluted	33,017,435	29,312,982	32,196,234	29,005,331
Weighted average shares used in non-GAAP net income (loss) per share:
Basic	33,017,435	29,312,982	32,196,234	29,005,331
Diluted	35,397,143	29,312,982	32,196,234	29,005,331

Investor Contact:
Greg McNiff
investors@silvaco.com

Media Contact:
Tiffany Behany
press@silvaco.com